PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487

       POC: 27-0060

NEWS RELEASE
FOR IMMEDIATE RELEASE	Thursday, February 15, 2007

PRECISION OPTICS CORPORATION ANNOUNCES
SECOND QUARTER RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (OTC Bulletin Board: POCI.OB), (the “Company”) today announced operating results on an unaudited basis for the second quarter of fiscal year 2007 ended December 31, 2006.

Second Quarter Operating Results
Revenues - For the quarter ended December 31, 2006, revenues were $470,811 compared to $519,950 for the quarter ended December 31, 2005, a decrease of 9%.

Net Loss - For the quarter ended December 31, 2006, net loss was $763,183, or $0.05 per share, an increase of $126,791 from the net loss of $636,392 or $0.09 per share, for the quarter ended December 31, 2005. The increase is primarily a result of a non-cash charge of $50,906 related to stock-based compensation expense following the adoption of Statement of Financial Accounting Standards No. 123 revised (SFAS No. 123(R)) on July 1, 2006, along with increased sales and marketing activities and higher professional fees. The weighted average common shares outstanding for the quarters ended December 31, 2006 and 2005 were 15,458,212 and 7,008,212, respectively.

Cash Flow and Expenditures - For the quarter ended December 31, 2006, cash and cash equivalents decreased by $722,689 compared to a decrease of $722,866 for the same period last year.

For the quarter ended December 31, 2006, research and development expenses were $378,954, increasing $32,786 from the quarter ended December 31, 2005. These expenses include a shift from previous activities aimed at the development of new technologies to applications of these technologies for customer-driven product development. The level of future quarterly R&D expenses will ultimately depend on the Company’s assessment of new product opportunities and available cash resources.

Selling, general and administrative expenses increased by $132,655, or 32%, for the quarter ended December 31, 2006 compared to the quarter ended December 31, 2005. This increase was primarily a result of a non-cash charge of $50,906 related to stock-based compensation expense following the adoption of SFAS No. 123(R) on July 1, 2006, along with enhanced sales and marketing activities focused on increasing sales of recently developed products and higher professional fees.

Outlook
The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations. The Company believes that the recent introduction of several new products, along with new and ongoing customer relationships, will generate additional revenues, which are required in order for the Company to achieve profitability. In the coming months the Company will continue to focus its efforts on marketing products recently introduced or redesigned. The Company believes that these marketing activities, if successful, may result in the overall growth of sales.

Precision Optics Corporation—Second Quarter Results  Page 2 of 4

About Precision Optics
Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality medical instruments, optical thin film coatings, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures. The Company continues to advance products through technical innovation, including development of: the next generation (patent pending) of 3-D endoscopes; the extension of Lenslock™ technology (patent pending) to its entire line of endoscopes; instrumentation utilizing the Company’s micro-precision™ lens technology (patent pending) for optical components; assemblies and endoscopes under 1 mm. Precision Optics Corporation is registered to ISO 9001:2000, ISO 13485:2003, and CMDCAS Quality Standards, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation—Second Quarter Results  Page 3 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED
DECEMBER 31, 2006 AND 2005
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,

	2006	2005	2006	2005
REVENUES	$470,811	$519,950	$898,436	$930,382

COST OF GOODS SOLD	316,437	403,101	699,897	837,027
Gross Profit / (Loss)	154,374	116,849	198,539	93,355

RESEARCH and DEVELOPMENT EXPENSES	378,954	346,168	643,477	633,998

SELLING, GENERAL and ADMINISTRATIVE EXPENSES	545,994	413,339	1,029,020	836,732

GAIN ON SALE OF FIXED ASSETS	-	-	-	(165,700)

Total Operating Expenses	924,948	759,507	1,672,497	1,305,030

Operating Loss	(770,574)	(642,658)	(1,473,958)	(1,211,675)

INTEREST INCOME	7,391	6,266	22,595	15,412

Net Loss	$(763,183)	$(636,392)	$(1,451,363)	$(1,196,263)

Basic and Diluted Loss Per Share	$(0.05)	$(0.09)	$(0.09)	$(0.17)

Weighted Average Common Shares Outstanding

Basic and Diluted	15,458,212	7,008,212	15,458,212	7,008,212

Precision Optics Corporation—Second Quarter Results  Page 4 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIESCONSOLIDATED  BALANCE SHEETS
(UNAUDITED)

ASSETS

	December 31, 2006	June 30, 2006
CURRENT ASSETS
Cash and Cash Equivalents	$552,290	$2,030,428
Accounts Receivable, net	319,803	381,097
Inventories, net	511,559	445,802
Prepaid Expenses	105,734	45,912
Total Current Assets	1,489,386	2,903,239
PROPERTY AND EQUIPMENT
Machinery and Equipment	3,516,860	3,513,736
Leasehold Improvements	553,596	553,596
Furniture and Fixtures	136,762	93,545
Vehicles	42,343	42,343
	4,249,561	4,203,220
Less: Accumulated Depreciation	(4,119,768)	(4,127,287)
Net Property and Equipment	129,793	75,933
OTHER ASSETS
Cash surrender value of life insurance policies	13,246	13,246
Patents, net	277,903	236,115
Total Other Assets	291,149	249,361
TOTAL ASSETS	$1,910,328	$3,228,533

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES	627,995	588,636
STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding -15,458,212 shares
at December 31, 2006 and at June 30, 2006	154,582	154,582
Additional Paid-in Capital	34,823,671	34,729,873
Accumulated Deficit	(33,695,920)	(32,244,558)
Total Stockholders' Equity	1,282,333	2,639,897
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,910,328	$3,228,533

Forward-looking statements contained in this news release, including those related to the future success of Company’s newly released products and products under development are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; decisions by customers to place orders for the Company’s products; the risks associated with reliance on a few key customers; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2006.

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